Parks! America (PRKA) - OTCQX

Website: parksamerica.com

Temporary symbol (due to reverse split): "PRKAD"

Incorporated: Nevada / "HQ": Georgia
Files: SEC / Trades: OTCQX / Audited by: GBQ

THIS YEAR'S EVENTS

January: *New CFO (Becky McGraw)*

March: *In-person annual meeting (Pine Mountain, GA)*

April: *1-for-100 Reverse Split*

- *Listed on OTCQX*

May: *In-person investor event (Omaha, NE)*

Possible Next Earnings Release Dates
(Just assuming our usual pattern – Not yet scheduled)
Q2 2025 10-Q: **Friday, May 9th** – after market close
"Earnings Call" (Q&A): **Monday, May 12th** – 4:30 p.m. ET

Our 3 Attractions

Pine Mountain, Georgia
Website: animalsafari.com
Acres: *542*
Revenue: *$5.96 million*
EBITDA: *$2.29 million*

Strafford, Missouri
Website: wildanimalsafari.com
Acres: *255*
Revenue: *$2.04 million*
EBITDA: *$457k*

Bryan, Texas
Website: aggielandsafari.com
Acres: *450*
Revenue: *$1.92 million*
EBITDA: *$73k*